                                                                       EXHIBIT A
                                                                  Conformed Copy
                                                                  --------------

                              TRANSFER AGREEMENT
                              ------------------

               CREDIT SUISSE FIRST BOSTON MANAGEMENT CORPORATION

                                             Dated as of December 20, 1999

          CREDIT SUISSE FIRST BOSTON MANAGEMENT CORPORATION, a Delaware corporation ("CSFBM"), hereby agrees with each transferor named on the
              -----
signature pages hereof (such transferors being referred to individually as a "Transferor" and collectively as the "Transferors") and Apollo Management, L.P.
-----------                           -----------
and Apollo Advisors II, L.P., the manager and general partner, respectively, of each of the Transferors ("Apollo" and, together with the Transferors, the "Apollo Entities") as follows with respect to the transfer of certain interests, rights and obligations described in Section 1.1 below:

               1.    The Shares.
                     ----------

               1.1   The Shares. Each Transferor is the owner of the number of
                     ----------
shares of common stock, par value $0.01 per share, of Mariner Post Acute Network Inc. (the "Common Stock"), a Delaware corporation (the "Company"), set forth
           ------------                                 -------
below its name on the signature pages hereto (all such Common Stock hereinafter referred to as the "Shares").
                    ------

               1.2   The Transferors. Each of the Transferors hereby agrees,
                     ---------------
severally and not jointly, to transfer to CSFBM all of the Shares set forth below its name on the signature pages hereto. CSFBM shall not be obligated to accept the transfer of any of the Shares unless the Transferors shall have delivered all of the Shares to be transferred hereunder.

               2.    Closing. The closing (the "Closing") of the transactions
                     -------                    -------
contemplated by this Transfer Agreement shall take place as follows:

               2.1   Transfer of the Shares.
                     ----------------------

                     (a) On the basis of the representations and warranties hereinafter set forth, each of the Transferors hereby shall, at the Closing, transfer to CSFBM, and CSFBM shall accept the transfer from each of the Transferors of, the Shares set forth below the respective names of the Transferors on the signature pages hereto, for aggregate consideration (the "Consideration") consisting of (i) $2,000,000 (the "Cash Consideration"); (ii)
 -------------                                      ------------------
80,000 shares of 9.75% Redeemable Preferred Stock of CSFBM, par value $1.00 per share (the "Preferred Stock"), to be issued under and entitled to the benefits
            ---------------
of a Certificate of Designation, a copy of which has heretofore been delivered to Transferor (the "Certificate"); and (iii) a put option on the terms
                    -----------
described in the Put Option Agreement dated as of December 20, 1999 by and between the New York Branch of Credit Suisse

First Boston and the Transferors (the "Put Option"). The consideration for the Shares set forth below the name of each Transferor on the signature pages hereto is the aggregate consideration for all of the Shares transferred by each respective Transferor.

              (b) At the Closing, in order that the Shares be transferred to CSFBM, each of the Transferors will deliver to the Company certificates representing such Tranferor's Shares, appropriate stock powers and any instruments required by the terms of the Shares as necessary to effect the valid transfer of ownership of the Shares against receipt by such Transferor of its respective portion of (i) the Cash Consideration in federal (same day) funds by wire transfer to an account at a bank designated by such Transferor, (ii) certificates representing the Preferred Stock and (iii) the Put Option. The Closing will take place at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, at 9:00 a.m., New York time, simultaneously with the execution of this Transfer Agreement (the "Closing Date"). As promptly
                                                    ------------
as practicable after the Closing Date, CSFBM shall request that the transfer agent and registrar for the Company issue (x) a certificate in the name of CSFBM for Shares transferred to CSFBM pursuant hereto and (y) certificates in the names of the Transferors for the balance of any Shares covered by each stock certificate delivered to CSFBM on the Closing Date.

     3.   Common Representations and Warranties. CSFBM and the Transferors,
          -------------------------------------
severally and not jointly, represent, warrant and covenant to the other party hereto as follows:

     3.1  Organization. CSFBM, on its behalf, represents that it is a
          ------------
corporation duly incorporated under the laws of the State of Delaware, and each of the Transferors, on its behalf, represents that it is a duly formed partnership under the laws of its respective jurisdiction of formation, and each of CSFBM and the Transferors (i) is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be; (ii) has the necessary power and authority, either corporate or partnership, as the case may be, for the conduct of its business as presently conducted; and
(iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of the business transacted or property owned or leased by it requires such qualification, except, in the case of (ii) or (iii) above, for such power and authority, either corporate or partnership, as the case may be, the absence of which, or such jurisdictions where the failure to so qualify, would not have a material adverse effect on its consolidated business, assets, results of operations or condition, financial or otherwise (a "Material
                                                                       --------
Adverse Effect").
---------------

     3.2  Authorization; Valid and Binding Agreements. Each has the requisite
          -------------------------------------------
power and authority, either corporate or partnership, as the case may be, to enter into, execute or deliver this Transfer Agreement and the other agreements, instruments, documents and other materials to which it is a party to be entered into, executed or delivered in connection herewith (collectively, the "Implementing Agreements") and to transfer the Shares or to issue and sell the
 -----------------------
shares of Preferred Stock and to deliver the Cash Consideration, as the case may be, all as contemplated herein and to consummate the transactions contemplated hereby and thereby (collectively, the "Transactions") and to perform all of its
                                       ------------
respective obligations and undertakings hereunder and thereunder. The execution, delivery and performance of each of the Implementing Agreements has been duly authorized and each of the Implementing Agreements will constitute, upon execution and delivery, a valid and legally binding obligation of such party enforceable against it in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     3.3 No Violation. Neither the execution and delivery by it of the
         ------------
Implementing Agreements, nor the performance of its obligations under the Implementing Agreements, nor the consummation of the Transactions, will (i) violate any provision of its constitutional documents; (ii) violate any material statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which it or any of its properties may be subject;
(iii) cause the acceleration of the maturity of any material debt or obligation of it; or (iv) (with or without the giving of notice or lapse of time, or both) violate, or be in conflict with, or constitute a default under, or permit the termination of, or require the prior approval or consent of (or filing with) any governmental authority or person under, or result in the creation of any lien upon any of its property under, any material agreement to which it is a party or by which it is bound, subject, in the case of the Transferors, to the notice and tag-along rights as contemplated in Section 7(c) hereof and the Chase Warrant (as defined in Section 4.1 hereof).

     3.4 Private Offering. No securities of the same class as the Shares or
         ----------------
shares of Preferred Stock have been issued and sold by it within the six-month period immediately prior to the date hereof. Each party hereto agrees that neither it nor anyone acting on its behalf, has or will offer the Shares or shares of Preferred Stock, as the case may be, so as to bring the transfer or the issuance and sale thereof, as the case may be, within the provisions of
Section 5 of the Securities Act of 1933, as amended (the "Securities Act").
                                                          --------------

     3.5 Investment Representations. Each party hereto represents that it is
         --------------------------
receiving the transfer of all of the Shares or is acquiring the shares of Preferred Stock, as the case may be, pursuant to the terms hereof for its own account. Each party hereto further represents that (i) it has authority to make the representations contained in this Article 3; (ii) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act; (iii) it is acquiring all of the Shares or shares of Preferred Stock, as the case may be, to be transferred or sold to it hereunder for investment purposes and with no view or intention to offer for sale or to make distributions of any of the Shares or shares of Preferred Stock, as the case may be, in a manner which would violate federal or state securities laws; (iv) it acknowledges and understands that the Shares or shares of Preferred Stock, as the case may be, to be transferred or sold to it pursuant to this Transfer Agreement (x) will not be registered under the Securities Act or qualified under state securities laws and that no party has any obligation whatsoever to register or qualify the Shares or shares of Preferred Stock, as the case may be, now or at any time in the future, (y) are being transferred to it in reliance on its representations and warranties contained in this Section 3.5 pursuant to a transaction that is exempt from the registration requirements of the Securities Act, and (z) cannot be offered, sold or otherwise transferred except pursuant to an exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act; and (v) it has conducted its own investigation and/or appraisal and in connection therewith has received such financial and other information about the Company or CSFBM, as the case may be, as it has deemed necessary in connection with its execution and delivery of this Transfer Agreement and the transfer to or acquisition by it of the Shares or shares of Preferred Stock, as the case may be.

          3.6  Other Acknowledgments. Each party represents, acknowledges and
               ---------------------
confirms as of the date of this Transfer Agreement with respect to the Transactions or when agreeing to any other matter with such party (or any affiliate thereof) that it has not (i) entered into any agreement, contract, binding commitment or understanding to offer, sell, transfer or otherwise dispose of any of the shares of the Preferred Stock either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance or (ii) offered for sale or entered into any negotiations or discussions for the sale or transfer of any of such shares of Preferred Stock.

          3.7  Independent Parties. There is no agency or partnership between
               -------------------
CSFBM, on the one hand, and any of the Apollo Entities, on the other hand, and each has a valid business purpose independent of the other to enter into transactions contemplated hereby.

          4.   Additional Representations by the Transferors. Each Transferor,
               ---------------------------------------------
severally and not jointly, represents, warrants and covenants to CSFBM as to itself as follows:

          4.1  Documentation; Title to Shares; Encumbrances. Such Transferor has
               --------------------------------------------
provided to CSFBM copies of such documents and other material and information as has been requested by CSFBM and all such documents, materials and the information contained therein are true and correct in all material respects. Such Transferor has good and valid title to all of the Shares to be transferred by it pursuant hereto. Upon the transfer of such Shares to CSFBM in accordance with the terms hereof, such Transferor will transfer to CSFBM good and valid title to the Shares, free and clear of all liens, claims and encumbrances created by the Transferor, subject only to the matters contemplated in
Section 7(c) hereof and the warrant held by chase Equity Associates, L.P. for an aggregate of 592,593 Shares (the "Chase Warrant").

          4.2  Investment with "Plan Assets". Such Transferor is not acquiring
               -----------------------------
the shares of Preferred Stock to be acquired by it hereunder directly or indirectly with "plan assets" within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101.

          5.   Additional Representations by CSFBM. CSFBM hereby represents,
               -----------------------------------
warrants and covenants to the Transferors as follows:

          5.1  Preferred Stock. The shares of Preferred Stock to be issued to
               ---------------
the Transferors pursuant to this Agreement will be duly authorized, executed and delivered by CSFBM pursuant to the Certificate of Designations therefor and as filed with the Secretary of State of the State of Delaware and when paid for through the exchange of Shares as contemplated herein, will be validly issued, fully paid and non-assessable and not subject to any pre-emptive rights and, when issued and paid for as contemplated herein, will be free and clear of all liens, claims and encumbrances created by CSFBM. CSFBM is a Delaware corporation and pursuant to Delaware law the Transferors will not become subject to any liability of CSFBM solely by reason of their acquiring shares of Preferred Stock as contemplated herein, nor as a result of such acquisition alone, will the Transferors be deemed to be an affiliate of CSFBM as defined in Rule 144 under the Securities Act.

          5.2   Documentation. CSFBM has provided to the Transferors copies of
                -------------
such documents and other material and information as has been requested by the Transferors and all such documents and the information contained therein are true and correct in all material respects.

          6.    Deliveries. Simultaneously with the Closing, the following
                ----------
additional documents will be delivered by or on behalf of the parties.

          6.1   Existing Stockholder Arrangements; Etc. CSFBM shall have
                --------------------------------------
received evidence in form and substance resonably satisfactory to it that the existing shareholders' agreement and other agreements or arrangements in place among the Transferors and other persons or entities holding shares of Common Stock either (i) have been terminated and no longer are in effect with respect to the Shares or (ii) shall not be applicable to the Shares being acquired by CSFBM (which shall be deemed to be satisfied either by delivery of releases from all parties to such shareholders' agreement or an opinion of counsel to the Transferors to the effect of (i) above, in each case in form and substance reasonably satisfactory to CSFBM), subject in either case to fulfillment of CSFBM's obligations as contemplated by Section 7(c) hereof.

          7.    Acknowledgment; Covenants.
                -------------------------

          (a) CSFBM hereby acknowledges that the Transferors or their affiliates by reason of their relationship to the Company have had access to certain information (the "Information") which may be material regarding the Company, its financial condition, results of operations, management, projections and businesses. CSFBM acknowledges that the Transferors have offered the Information to CSFBM and that CSFBM has refused that offer and therefore agrees that the Transferors shall have no obligation to disclose to CSFBM any of the Information. CSFBM further acknowledges that it has conducted its own investigation, to the extent that it has determined necessary or desirable regarding the Company and the transaction contemplated hereby, and that CSFBM has determined to enter into and complete this transaction based on, among other things, such investigation. In connection with the foregoing, and to the fullest extent permitted by law, CSFBM hereby waives and releases any and all claims it may have against the Transferors or their affiliates and their respective officers, directors and employees by reason of such nondisclosure of the Information.

          (b) Each of the Apollo Entities hereby repeats the acknowledgment appearing in (a) above, mutatis mutandis, with respect to certain information known to CSFBM, which may be material regarding CSFBM, its financial condition, results of operations, management, projections and businesses.

          (c) CSFBM hereby acknowledges that the Transferors are subject to the tag-along rights of various other shareholders of the Company under that certain Shareholders' Agreement to which each of the Transferors is a party. CSFBM shall offer to purchase any Shares held by such other shareholders (i) for the same consideration per Share as is received by the Transferors and (ii) under substantially similar terms and conditions as are provided for under this Transfer Agreement.

          8.   Consent to Transfers: Minimum Number of Shares. Notice of
               ----------------------------------------------------------
Proposed Transfers. The shares of Preferred Stock issued hereunder may be
------------------
transferred only with the consent of CSFBM, which consent shall be deemed to have been given if not objected to within five business days; provided, however, that no such consent shall be required (i) in the case of any transfer of such shares from one of the Transferors (or any of their respective affiliates) to an affiliate of such Transferor or (ii) in the case of any transfer of such shares of Preferred Stock from a Transferor (but not any subsequent transferor of such shares) to a person that is an institutional "accredited investor" (as defined in Regulation D under the Securities Act) in a transaction that is exempt from the registration requirements thereunder and, prior to such transfer, CSFBM shall have received an opinion of counsel confirming the availability of such exemption. CSFBM shall respond as promptly as reasonably practicable to any request for such consent hereunder. Any attempted transfer of shares of Preferred Stock in violation of the other terms of this Section 8 shall be null and void. In addition, any transfer of such shares issued hereunder shall involve the transfer of at least the lesser of (i) 20,000 shares of Preferred Stock and (ii) all such shares of Preferred Stock held by the particular transferor, as the case may be. As used in this Section 8, (i) the term "transfer" encompasses (x) any offer, pledge, sale, contract to sell, the sale of any option or contract to purchase, the purchase of any option or contract to sell, the grant of any option, right or warrant to purchase, transfer, or other disposition of any securities referred to herein or any securities convertible into or exercisable or exchangeable for the securities referred to herein and
(y) entering into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any of the securities referred to herein (regardless of whether any transaction described in clause (x) or (y) is to be settled by the delivery of the securities referred to herein, or such other securities, in cash or otherwise) and (ii) the term "affiliate" shall have the meaning ascribed to it in Rule 144 under the Securities Act.

          9.   Expenses Etc. All fees and expenses incurred by the Transferors
               ------------
and CSFBM in connection with this Transfer Agreement, the Implementing Agreements and the transactions contemplated hereby and thereby shall be paid by CSFBM; provided, however, that if such fees and expenses incurred by the Transferors in connection herewith (i) exceed $275,000, the Transferors shall provide detailed support therefor (including lawyers involved, hours billed, rates, etc.) and (ii) appear reasonably likely to exceed $400,000, the Transferors must give written notice to CSFBM to this effect prior to incurring expenses in excess of such amount. The agreement of the parties in this Section 9 shall survive the payment for or transfer of any of the Shares or shares of Preferred Stock.

          10.  Indemnification.
               ---------------

          (a) CSFBM agrees to indemnify, defend, protect and hold harmless each of the Apollo Entities and each of their (and their affiliates') respective officers, directors, employees, agents and representatives from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other out-of-pocket expenses reasonably incurred in connection therewith) arising out of or caused by or resulting from, any breach or violation by CSFBM of any of its representations, warranties or covenants contained in the Implementing Agreements, except insofar as such losses, claims, damages or liabilities are caused by any breach or violation by any of the Transferors of any of their respective representations, warranties or covenants contained in this Transfer Agreement.

          (b) Each Transferor agrees, severally and not jointly, to indemnify and hold harmless CSFBM and each of its (and each of its affiliates') officers, directors, employees, agents and representatives from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other out-of-pocket expenses reasonably incurred in connection therewith) arising out of or caused by or resulting from, any breach or violation by such Transferor of any of its representations, warranties or covenants contained in Article 3 of this Transfer Agreement, except insofar as such losses, claims, damages or liabilities are caused by any breach or violation by CSFBM of any of its representations, warranties or covenants contained in or made in connection with this Transfer Agreement; provided, however, that the Transferors' maximum liability under this indemnity shall not exceed the aggregate Cash Consideration.

          11.  Counterparts. This Transfer Agreement may be executed in two or
               ------------
more counterparts, but all such counterparts shall constitute but one and the same instrument.

          12.  Survival of Covenants. All covenants, agreements, representations
               ---------------------
and warranties made by the parties in the Implementing Agreements shall survive indefinitely any investigation made by, or on behalf of, CSFBM, the Transferors or any person controlling any of them or acting on their behalf, and the Closing of the transactions contemplated hereby and thereby.

          13.  Law Governing. THIS TRANSFER AGREEMENT SHALL BE GOVERNED BY, AND
               -------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

          14.  Integration and Severability. The Implementing Agreements embody
               ----------------------------
the entire agreement and understanding between the Transferors and CSFBM with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Transfer Agreement or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect, under the laws of any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby or under the laws of any other jurisdiction.

         15.  Binding Effect: Assignment: Third Party Beneficiaries. This
              ------------------------------------------------------
Transfer Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and other legal representatives. At any time or from time to time following the Closing, CSFBM shall be permitted to assign any and all of its rights and obligations hereunder to any affiliate of CSFBM; provided, however, that, at the time of any such assignment, the overall financial condition and prospects of such affiliate shall be at least comparable to that of CSFBM; provided, further, however, that such affiliate shall assume in writing all of the obligations and duties of CSFBM hereunder), and thereafter any and all references herein to CSFBM shall refer to such affiliate. Except as set forth in the preceding sentence, no party shall assign any of its rights or delegate any of its duties under this Transfer Agreement (by operation of law or otherwise) without the prior written consent of CSFBM or holders of a majority of the shares of Preferred Stock outstanding and acquired hereunder at the time of such proposed assignment, as applicable. Any assignment of rights or delegation of duties under this Transfer Agreement by a party without the prior written consent of the other party or parties, if such consent is required hereby, shall be void.

         If the foregoing is in accordance with your understanding, please sign and complete the enclosed copy of this letter on the signature page provided and return it to CSFBM, whereupon this letter shall then become a binding agreement in accordance with its terms.

                                              Very truly yours,

                                              CREDIT SUISSE FIRST BOSTON
                                              MANAGEMENT CORPORATION

                                              By: /s/ Chung W. Choy
                                                 ------------------------
                                                  Name: Chung W. Choy
                                                  Title: Attorney-in-fact

                       TRANSFER AGREEMENT SIGNATURE PAGE
                       ---------------------------------

          The undersigned hereby agrees to transfer the Shares as set forth below and agrees to the manner of payment specified below:

TRANSFEROR:         APPOLLO INVESTMENT FUND III, L.P.


By its General Partner,
APOLLO ADVISORS II, L.P.


By:  /s/ Michael D. Weiner
   ----------------------------
     Name: Michael D. Weiner
     Title: Vice President

Address: c/o Apollo Advisors II, L.P.
         Two Manhattanville Road
         Purchase, NY 10577
         Telecopy: (914)694-8032

SHARES TO BE TRANSFERRED:     8,373,362 shares (Certificates No. PHN 0414)
                              4,186,681 shares (Certificate No. PHN 0361)

CONSIDERATION:

Cash Consideration: $1,823,609

Shares of Preferred Stock: 72,944

MANNER OF PAYMENT:

The Chase Manhattan Bank, NA
ABA: 021000021
A/C#: 900-9-002206
BBK: Chase Manhattan Bank, NA
A/C#: 89922144
ATTN: Mike Mooney (212)623-2357
Ref:

                       TRANSFER AGREEMENT SIGNATURE PAGE
                       ---------------------------------

          The undersigned hereby agrees to transfer the Shares as set forth below and agrees to the manner of payment specified below:

TRANSFEROR:    APOLLO (UK) PARTNERS III, L.P.

By its General Partner,
APOLLO ADVISORS II, L.P.

By: /s/ Michael D. Weiner
    ---------------------
   Name:  Michael D. Weiner
   Title: Vice President

Address: c/o Apollo Advisors II, L.P.
         Two Manhattanville Road
         Purchase, NY 10577
         Telecopy: (914)694-8032

SHARES TO BE TRANSFERRED: 309,545 shares (Certificates No. PHN 0412)
                          154,672 shares (Certificate No. PHN 0359)

CONSIDERATION:

Cash Consideration: $67,390.60

Shares of Preferred Stock: 2,696

MANNER OF PAYMENT:

The Chase Manhattan Bank, NA
ABA: 021000021
A/C# 900-9-002206
BBK: Chase Manhattan Bank, NA
A/C# 89922146
ATTN: Mike Mooney (212)623-2357
Ref:

                       TRANSFER AGREEMENT SIGNATURE PAGE
                       ---------------------------------

     The undersigned hereby agrees to transfer the Shares as set forth below and agrees to the manner of payment specified below:

TRANSFEROR:    APOLLO OVERSEAS PARTNERS III, L.P.

By its General Partner,
APOLLO ADVISORS II, L.P.


By:  /s/ Michael D. Weiner
   ------------------------------
   Name: Michael D. Weiner
   Title: Vice President

Address: c/o Apollo Advisors II, L.P.
         Two Manhattanville Road
         Purchase, NY 10577
         Telecopy: (914) 694-8032

SHARES TO BE TRANSFERRED: 500,492 shares (Certificates No. PHN 0413)
                          250,246 shares (Certificate No. PHN 0360)

CONSIDERATION:

Cash Consideration: $109,000.40

Shares of Preferred Stock: 4,360

MANNER OF PAYMENT:

The Chase Manhattan Bank, NA
ABA:  021000021
A/C#: 900-9-002206
BBK:  Chase Manhattan Bank, NA
A/C#: 89922145
ATTN: Mike Mooney (212)623-2357
Ref:

APOLLO ADVISORS II, L.P.



By:  /s/ Michael D. Weiner
   ----------------------------
   Name: Michael D. Weiner
   Title: Vice President

APOLLO MANAGEMENT, L.P.



By :  /s/ Michael D. Weiner
    ----------------------------
    Name: Michael D. Weiner
    Title: Vice President